UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2024

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 28, 2024, Gevo, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company an additional 180 calendar days, or until February 24, 2025, to regain compliance with the $1.00 per share minimum bid price requirement required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Rule”).

As previously reported, on February 29, 2024, the Company received a notification letter from the Staff advising the Company that for 30 consecutive trading days preceding the date of the notice from Nasdaq, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on the Nasdaq Capital Market pursuant to the Minimum Bid Price Rule. The Company was provided an initial 180 calendar days, or until August 27, 2024, to regain compliance with the Minimum Bid Price Rule. The Nasdaq determination to grant the second compliance period was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

To regain compliance, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of ten consecutive business days at any time during the second 180-day compliance period. The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options, including submitting a reverse stock split for approval by the Company’s stockholders. If a reverse stock split is approved by the stockholders of the Company, the Company’s Board of Directors will consider whether a reverse stock split is necessary and would facilitate the Company regaining compliance with the Minimum Bid Price Rule by February 24, 2025. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Rule or maintain compliance with the other listing requirements necessary for the Company to maintain the listing of its common stock on the Nasdaq Capital Market.

The notice from Nasdaq has no effect on the listing of the Company’s common stock at this time and the Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “GEVO”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: August 29, 2024	By:	/s/ E. Cabell Massey
E. Cabell Massey
Vice President, Legal and Corporate Secretary